UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 20, 2024, Rare Element Resources Ltd. (the “Company”) held its 2024 annual meeting of shareholders (the “Meeting”).  At the Meeting, two proposals were submitted to the shareholders for approval as set forth in the Company’s definitive management information and proxy circular filed on July 8, 2024.  As of the record date (June 26, 2024), a total of 511,111,557 common shares of the Company were outstanding and entitled to vote.  In total, 430,313,516 common shares were present in person or represented by proxy at the Meeting, which represented approximately 84.2% of the shares outstanding and entitled to vote as of the record date.

The votes on the proposals were cast as set forth below:

1.Proposal No. 1 – Election of Directors.  The shareholders elected the entire slate of directors presented to the shareholders.  As a result, the Company’s board of directors consists of the seven persons elected at the Meeting.
Name	For	Withheld	Broker Non-Votes
Gerald W. Grandey	398,543,930	4,206,681	27,562,905
Craig S. Bartels	396,313,812	6,436,799	27,562,905
Barton S. Brundage	396,347,401	6,403,210	27,562,905
Nicole J. Champine	396,329,624	6,420,987	27,562,905
Paul J. Hickey	398,297,452	4,453,159	27,562,905
Kenneth J. Mushinski	396,393,133	6,357,478	27,562,905
Pamela L. Saxton	398,490,939	4,259,672	27,562,905

2.Proposal No. 2 – Ratification of the appointment of Haynie & Company as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors.
For	Against	Abstain
428,731,854	396,738	1,184,924

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 22, 2024

RARE ELEMENT RESOURCES LTD.

By:	/s/ Wayne E. Rich
Name:	Wayne E. Rich
Title:	Chief Financial Officer